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             SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549


                          FORM  8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     April 5, 1995

Commission        Registrant, State of Incorporation,     I.R.S. Employer
File Number         Address and Telephone Number         Identification No.


1-1443            Central and South West Corporation        51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX 75202-1234
                  (214) 777-1000


0-346             Central Power and Light Company           74-0550600
                  (A Texas Corporation)
                  539 North Carancahua Street
                  Corpus Christi, TX 78401-2802
                  (512) 881-5300











      This combined Form 8-K is separately filed by Central and South West Corporation and Central Power and Light Company. Information contained herein relating to an individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.

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ITEM 5. OTHER EVENTS
CENTRAL POWER AND LIGHT COMPANY (CPL)  REGULATORY MATTERS

Central and South West Corporation (CSW)  and CPL

Recent Developments
     The Public Utility Commission of Texas General Counsel, several cities in CPL's service territory and others initiated actions in late 1993 and early 1994 requesting a review by the Public Utility Commission of Texas (Texas Commission) of CPL's base rates. The requests for a review of CPL's rates arose out of the unscheduled outage at the South Texas Project Electric Generating Station (STP) which began in February 1993.
     On April 5, 1995, CPL, a wholly-owned subsidiary of CSW, reached an agreement in principle with four major parties to pending regulatory proceedings involving base rate, fuel and prudence issues relating to STP. A final agreement is expected within several weeks. The agreement then will be presented to the city councils in the CPL service territory and the Texas Commission for approval.
     Under the agreement, CPL will provide customers a one-time base rate refund of $50 million. CPL also will not charge customers for $62.25 million in replacement power costs (plus interest) associated with the 1993-1994 STP outage and as a result will refund an additional $15 million to its customers. There will be no ongoing change in base rate levels. However, CPL has agreed to reduce future fuel factors by at least $15 million annually. CPL will continue to seek resolution of its remaining non-nuclear fuel costs through the current fuel reconciliation proceeding, Docket No. 13650.
     Details of the items with significant earnings impact in the proposed agreement, including several accounting provisions, are set forth in the table below:

        Earnings Impact of Significant Provisions of
                   Agreement in Principle
                                     Pre-tax    After-tax
                                        ($ millions)
     Base Rate Refund                  (50)       (33)
     Fuel Write-off                    (62)       (40)
     Current Flowback of Excess
       Deferred Federal Income Taxes    34         34
     Capitalization of Previously
       Expensed Restructuring and
       Rate Case Costs                  26         17
     Recognition of Factoring
       Income                           17         11

     The agreement additionally resolves (a) all STP prudence issues through June 30, 1994, (b) potential claims of excessive earnings for the five year period ending December 31, 1994 (a period in which CPL's rates were frozen), (c) certain issues with respect to the treatment of mirror construction work in progress and (d) certain other pending issues. The agreement in principle resolves two cases now pending at the Texas Commission, the rate inquiry in Docket No. 12820 and the prudence inquiry in Docket No. 13126. The agreement may be subject to further hearings if any party opposes the settlement conditions.

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     Other parties to the agreement besides CPL include the
CPL Cities Steering Committee, the Texas Commission General Counsel, the Texas Office of Public Utility Counsel and the Texas Industrial Energy Consumers.
     CPL has operated with its current rates in effect for more than four years under a previous rate freeze agreement. That rate freeze expired December 31, 1994. Under the new agreement in principle, CPL has agreed not to file before September 28, 1995 for a change in rates.

Background
     CPL owns 25.2 percent of the STP.  Houston Lighting &
Power Co., which owns 30.8 percent, manages the facility.
City Public Service of San Antonio owns 28 percent. The City of Austin owns 16 percent.

     For further information and earlier developments related to CPL's regulatory matters, reference is made to CSW's and CPL's 1994 Annual Report on Form 10-K.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange

Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly

authorized.  The signature for each undersigned registrant

shall be deemed to relate only to matters having reference

to such registrant or its subsidiaries.





                            CENTRAL AND SOUTH WEST CORPORATION


Date:  April 6, 1995

                            By:  /s/ Wendy G. Hargus
                                     Wendy G. Hargus
                                       Controller



                            CENTRAL POWER AND LIGHT COMPANY


Date:  April 6, 1995

                            By:  /s/ R. Russell Davis
                                     R. Russell Davis
                                        Controller